Exhibit 99.1

Altra Industrial Motion Corp. Announces Acquisition of Guardian Industries

Bolt-on Acquisition Expands Couplings Product Offering

BRAINTREE, Mass., July 1, 2014 - Altra Industrial Motion Corp. (Nasdaq:AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced the acquisition of Guardian Industries, Inc. The acquisition of Guardian is expected to be accretive to earnings in the range of $0.01 to $0.02 per share, excluding any one-time or acquisition related costs, during the 2014 fiscal year. The company has a dedicated workforce of 47 people and had 2013 revenues of $10 million.

“The Guardian products complement Altra’s broad-based offering of couplings and will help us to better serve both off-highway and general industrial applications,” said Carl Christenson, Altra’s Chairman and CEO. “This bolt-on acquisition will expand Guardian’s geographic reach and provide the company with increased coverage in several core Altra markets, including energy, farm & ag and specialty machinery. We are pleased to welcome Guardian to the Altra family.”

Founded in 1941 and based in Michigan City, Ind., Guardian is a leading niche supplier of flywheel, motion control and general industrial couplings.

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission products. The Company brings together strong brands covering over 40 product lines with production facilities in eleven countries. Altra’s leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Industries, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Svendborg Brakes, TB Wood’s, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed”, “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management’s current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those relating to the Company’s expectations with respect to the Guardian acquisition, whether or not the Guardian acquisition will be accretive to earnings, potential expansion of Guardian’s geographic reach, the potential for Guardian to have increased coverage in certain markets, and Guardian’s future performance.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) changes in pension and retirement liabilities, (14) risks associated with compliance with environmental laws, (15) the ability to successfully execute, manage and integrate key acquisitions and mergers, (16) failure to obtain or protect intellectual property rights, (17) risks associated with impairment of goodwill or intangibles assets, (18) failure of operating equipment or information technology infrastructure, (19) risks associated with our debt leverage and operating covenants under our debt instruments, (20) risks associated with restrictions contained in our Convertible Notes and Credit Facility, (21) risks associated with compliance with tax laws, (22) risks associated with the global recession and volatility and disruption in the global financial markets, (23) risks associated with implementation of our new ERP system, (24) risks associated with the Bauer, Lamiflex, Svendborg and Guardian acquisitions and integration and other acquisitions, (25) risks associated with the Company’s investment in a new manufacturing facility in China, (26) risks associated with certain minimum purchase agreements we have with suppliers, (27) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (28) risks associated with interest rate swap contracts, (29) risks associated with the potential dilution of our common stock as a result of our convertible notes, (30) risks associated with our exposure to renewable energy markets, (31) risks related to regulations regarding conflict minerals, and (32) other risks, uncertainties and other factors described in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E

CONTACT	Altra Industrial Motion Corp. Christian Storch, Chief Financial Officer 781-917-0541 christian.storch@altramotion.com